Exhibit 99.1

IntelGenx to Report 2015 First Quarter Update Call on
May 15, 2015

Saint Laurent, Quebec - May 4, 2015 - IntelGenx Technologies Corp. (TSXV: IGX) (OTCQX: IGXT) (“IntelGenx”), a leading drug delivery company focused on the development of novel rapidly disintegrating delivery systems as well as oral controlled-release products, today announced that it will release its 2015 first quarter results for the period ended March 31, 2015, on May 14, 2015 at the close of the financial markets.

An accompanying conference call will be hosted by Dr. Horst G. Zerbe, President and Chief Executive Officer, and Paul A. Simmons, Chief Financial Officer, to discuss the results and provide a business update. The call will be held at 10:00 a.m. ET, on May 15, 2015. Please refer to the information below for conference call dial-in information and webcast registration.

Conference dial-in: 877-269-7756

International dial-in: 201-689-7817

Conference Call Name: IntelGenx Management 2015 First Quarter Update Call

Webcast Registration: CLICK HERE

Following the live call, a replay will be available on the Company's website, www.intelgenx.com, under “Investor Relations”.

About IntelGenx:

IntelGenx is a drug delivery company focused on the development of oral controlled-release products as well as novel rapidly disintegrating delivery systems. IntelGenx uses its unique multiple layer delivery system to provide zero-order release of active drugs in the gastrointestinal tract. IntelGenx has also developed novel delivery technologies for the rapid delivery of pharmaceutically active substances in the oral cavity based on its experience with rapidly disintegrating films. IntelGenx' development pipeline includes products for the treatment of indications such as severe depression, hypertension, erectile dysfunction, migraine, insomnia, CNS indications, idiopathic pulmonary fibrosis, oncology and pain, as well as animal health products. More information is available about the company at www.intelgenx.com.

Forward Looking Statements:

This document may contain forward-looking information about IntelGenx' operating results and business prospects that involve substantial risks and uncertainties. Statements that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements include, but are not limited to, statements about IntelGenx' plans, objectives, expectations, strategies, intentions or other characterizations of future events or circumstances and are generally identified by the words “may,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “could,” “would,” and similar expressions. All forward looking statements are expressly qualified in their entirety by this cautionary statement. Because these forward-looking statements are subject to a number of risks and uncertainties, IntelGenx' actual results could differ materially from those expressed or implied by these forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading “Risk Factors” in IntelGenx' annual report on Form 10-K for the fiscal year ended December 31, 2014, filed with the United States Securities and Exchange Commission and available at www.sec.gov, and also filed with Canadian securities regulatory authorities and www.sedar.com. IntelGenx assumes no obligation to update any such forward-looking statements.

Each of the TSX Venture Exchange and OTCQX has neither approved nor disapproved the contents of this press release.

COMPANY CONTACT:	INVESTOR CONTACT:
Dr. Horst G. Zerbe,	COCKRELL GROUP
President and CEO	Rich Cockrell
IntelGenx Technologies Corp.	877-889-1972
investorrelations@thecockrellgroup.com
T: +1 514-331-7440 (ext. 201)	cockrellgroup.com
F: +1 514-331-0436
horst@intelgenx.com
www.intelgenx.com